Exhibit 23.1
Consent of Registered Independent Public Accounting Firm
The Board of Directors
Fortune Industries, Inc.:
We consent to the use of our reports dated November 29, 2005, with respect to the consolidated balance sheets of Fortune Industries, Inc. and subsidiaries (formerly Fortune Diversified Industries, Inc. and subsidiaries) as of August 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, incorporated herein by reference into the Registration Statement.
/s/ Somerset CPAs, P.C.
Indianapolis, Indiana
April 14, 2006

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